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                                                                      Exhibit 10


                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Initial Registration Statement (Form N-4) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Variable Annuity Account N, and to the use therein of our report dated February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.




Fort Wayne, Indiana
August 29, 1998